UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2022

AppTech Payments Corp.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-27569	66-0847995
(Commission File Number)	(IRS Employer Identification No.)

5876 Owens Ave, Suite 100

Carlsbad, California 92008

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (760) 707-5959

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.001 per share	APCX	Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $5.19	APCXW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Securities Holders.

On May 3, 2022, AppTech Payments Corp. (the “Company”) held its 2022 Annual Meeting of Shareholders (the “Annual Meeting”). There were 15,558,806 shares of Company common stock entitled to be voted. Of this amount, 13,343,135 shares were represented in person or by proxy at the meeting. Voting results for each matter submitted to a vote at the 2022 Annual Meeting are set forth below:

1.	The shareholders voted to elect each of the four (4) director nominees to serve two-year terms:

Director Nominee	Votes For	Withheld	Broker Non-Votes
Luke D’Angelo	12,592,847	71,598	678,690
Gary Wachs	12,578,273	86,172	678,690
Christopher Williams	12,581,773	82,672	678,690
Michael Yadgar	12,593,899	70,546	678,690

2.	The shareholders approved the Company’s 2022 Equity Incentive Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,545,655	3,054	115,736	678,690

3.	The appointment of dbbmckennon as the Company’s independent registered public accounting firm for fiscal year 2022 was ratified by the shareholders:

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,074,898	268,235	2	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPTECH PAYMENTS CORP.

Date: May 6, 2022	By:	/s/ Luke D’Angelo
Luke D’Angelo
Chief Executive Officer